UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2024

AFFINITY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39914	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously reported, on May 30, 2024, Affinity Bancshares, Inc. (“Affinity”), Affinity Bank, National Association (“Affinity Bank”) and Atlanta Postal Credit Union (“APCU”) entered into a Purchase and Assumption Agreement (the “Agreement”), pursuant to which APCU will acquire substantially all of the assets and assume substantially all of the liabilities (including deposit liabilities) of Affinity Bank (the “Transaction”).

In connection with the Transaction, Affinity filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on August 15, 2024, and a definitive proxy statement on September 18, 2024.  Affinity first mailed the definitive proxy statement to stockholders on or about September 23, 2024.

Following the announcement of the Agreement and as of the date of this Current Report on Form 8-K, purported stockholders of Affinity filed the following lawsuits in the Supreme Court of New York, County of New York, against Affinity and the individual members of the Affinity board of directors: (i) Johnson v. Affinity Bancshares, Inc., et al., Index No. 655391/2024 (October 11, 2024); and (ii) Thompson v. Affinity Bancshares, Inc., et al., Index No. 655423/2024 (October 11, 2024) (the “Complaints”). Additionally, between October 7, 2024 and October 16, 2024, Affinity received a total of seven demand letters from counsel representing other individual purported stockholders of Affinity (collectively, the “Demands” and, together with the Complaints, the “Matters”). The Matters allege, among other things, that Affinity and/or its directors caused a false and misleading proxy statement relating to the Transaction to be filed with the SEC in violation of Section 14(a) of the Securities Exchange Act of 1934, as amended, and/or are liable for negligence and negligent misrepresentation and concealment under state common law.

Affinity believes that the allegations in the Matters are without merit, that the disclosures in the proxy statement comply fully with applicable laws, and that supplemental disclosures are not required or necessary under applicable laws. However, in order to avoid the risk that the Matters delay or otherwise adversely affect the Transaction, and to avoid the cost and distraction of litigation, and without admitting any liability or wrongdoing, Affinity is supplementing the  proxy statement as described in this Current Report on Form 8-K. Affinity and its directors deny that they have violated any laws, negligently misrepresented or concealed any information, or breached any fiduciary duties. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein or in the  proxy statement. To the contrary, Affinity and its directors specifically deny all allegations in the Matters and that any additional disclosure in the proxy statement was or is required.

Supplemental Disclosures to the Proxy Statement

The supplemental information contained in this Current Report on Form 8-K supplements the disclosures contained in the proxy statement and should be read in conjunction with the proxy statement, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the proxy statement. All page references in the information below are to pages in the proxy statement. Paragraph references used herein refer to the proxy statement before any additions or deletions resulting from the supplemental disclosures. The information contained herein speaks only as of October 29, 2024, unless the information indicates another date applies. For clarity, new text within restated paragraphs from the proxy statement is highlighted with bold, underlined text, while deleted text is ~~bold and stricken-through~~.

The last paragraph on page 41 is amended and restated as follows:

Performance Trust reviewed financial data for the selected transactions, including Transaction Value / Tangible Book Value, Transaction Value / LTM Earnings and Core Deposit Premium. Furthermore, Performance Trust applied the median, 25th percentile, and 75th percentile multiples of the selected transactions to the Company’s corresponding financial metrics as of March 31, 2024 to determine the implied aggregate deal value and then compared those implied aggregate deal values to the proposed Consideration in the proposed asset sale. Transaction Value / LTM Earnings greater than 30.0x were considered not meaningful. The results of the selected transactions analysis are summarized below.

The table on page 41 under “Proposal 1 — The Asset Sale Proposal—Opinion of Financial Advisor—Selected Regional Transactions” is revised to add minimum and maximum information as follows:

	Proposed	Selected	Selected	Selected	Selected	Selected
	Transaction	Transactions	Transactions	Transactions	Transactions	Transactions
	Multiples	Minimum	Median	25th Percentile	75th Percentile	Maximum
Transaction Value / Tangible Book Value	138.8%	56.9%	143.6%	102.5%	165.3%	206.6%
Transaction Value / LTM Earnings	24.0x	3.3x	14.0x	8.2x	18.1x	19.3x
Core Deposit Premium	6.7%	(14.6%)	6.3%	0.4%	11.3%	16.2%

The first paragraph on page 43 is amended and restated as follows:

Performance Trust reviewed financial data for the selected transactions, including Transaction Value / Tangible Book Value, Transaction Value / LTM Earnings and Core Deposit Premium. Furthermore, Performance Trust applied the median, 25th percentile, and 75th percentile multiples of the selected transactions to the Company’s corresponding financial metrics as of March 31, 2024 to determine the implied aggregate deal value and then compared those implied aggregate deal values to the proposed Consideration in the proposed asset sale. Transaction Value / LTM Earnings greater than 30.0x were considered not meaningful.  The results of the selected transactions analysis are summarized below.

The first table on page 43 under “Proposal 1 — The Asset Sale Proposal—Opinion of Financial Advisor—Selected National Transactions” is revised to add minimum and maximum information as follows:

	Proposed	Selected	Selected	Selected	Selected	Selected
	Transaction	Transactions	Transactions	Transactions	Transactions	Transactions
	Multiples	Minimum	Median	25th Percentile	75th Percentile	Maximum
Transaction Value / Tangible Book Value	138.8%	102.4%	142.5%	115.4%	166.3%	210.9%
Transaction Value / LTM Earnings	24.0x	3.3x	16.1x	13.3x	18.9x	22.2x
Core Deposit Premium	6.7%	1.3%	6.9%	3.1%	9.0%	16.2%

The last paragraph beginning on page 43 and continuing on page 44 is amended and restated as follows:

Performance Trust reviewed financial data for the selected companies, including Trading Price / Tangible Book Value and Trading Price / LTM Earnings. Furthermore, Performance Trust applied the median, 25th percentile, and 75th percentile multiples of the selected companies to the Company’s corresponding tangible book value and LTM earnings as of March 31, 2024 to determine the implied aggregate deal value and then compared those implied aggregate deal values to the proposed Consideration in the proposed asset sale. The analysis was based on pricing data as of May 28, 2024. Trading Price / Tangible Book Value and Trading Price / LTM Earnings for publicly traded banks based on March 31, 2024 LTM financials. Trading Price / LTM Earnings greater than 30.0x were considered not meaningful.  The results of the selected companies analysis are summarized below.

The first table on page 44 under “Proposal 1 — The Asset Sale Proposal—Opinion of Financial Advisor—Selected Regional Public Companies Transactions” is revised to add minimum and maximum information as follows:

	Proposed	Selected	Selected	Selected	Selected	Selected
	Transaction	Companies	Companies	Companies	Companies	Companies
	Multiples	Minimum	Median	25th Percentile	75th Percentile	Maximum
Trading Price / Tangible Book Value	138.8%	73.1%	94.8%	78.0%	118.7%	135.1%
Trading Price / LTM Earnings	24.0x	5.4x	7.9x	6.8x	8.8x	9.5x

The first paragraph on page 45 is amended and restated as follows:

Performance Trust reviewed financial data for the selected companies, including Trading Price / Tangible Book Value and Trading Price / LTM Earnings. Furthermore, Performance Trust applied the median, 25th percentile, and 75th percentile multiples of the selected companies to the Company’s corresponding tangible book value and LTM earnings as of March 31, 2024 to determine the implied aggregate deal value and then compared those implied aggregate deal values to the proposed Consideration in the proposed asset sale. The analysis was based on pricing data as of May 28, 2024. Trading Price / Tangible Book Value and Trading Price / LTM Earnings for publicly traded banks are based on March 31, 2024 LTM financials. Trading Price / LTM Earnings greater than 30.0x were considered not meaningful.  The results of the selected companies analysis are summarized below.

The first table on page 44 under “Proposal 1 — The Asset Sale Proposal—Opinion of Financial Advisor—Selected National Public Companies Transactions” is revised to add minimum and maximum information as follows:

	Proposed	Selected	Selected	Selected	Selected	Selected
	Transaction	Companies	Companies	Companies	Companies	Companies
	Multiples	Minimum	Median	25th Percentile	75th Percentile	Maximum
Trading Price / Tangible Book Value	138.8%	50.9%	90.2%	73.5%	105.1%	196.1%
Trading Price / LTM Earnings	24.0x	5.4x	9.0x	7.9x	10.1x	18.0x

Additional Information About the Transaction

In connection with the Transaction, Affinity has distributed a proxy statement to its stockholders in connection with a special meeting of stockholders to be held for the purposes of voting on the approval of the Transaction and related matters.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS REGARDING THE TRANSACTION, AFFINITY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ITS EXHIBITS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT AFFINITY AND THE TRANSACTION.

Copies of the proxy statement have been mailed to all stockholders. Affinity stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Affinity, at the Securities and Exchange Commission’s Internet site (www.sec.gov). Affinity stockholders will also be able to obtain these documents, free of charge, from Affinity at https://affinitybankshares.q4ir.com/CorporateProfile/default.aspx.

Forward-Looking Statements

This current report contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the definitive agreement in a timely manner or at all; (2) failure of the stockholders of Affinity to approve the agreement; (3) failure to obtain governmental approvals; (4) changes in estimates with respect to the amount of cash to be received by Affinity Bank and/or to be utilized by Affinity Bank and Affinity following the completion of the proposed transaction, and the resulting amount available for distribution to Affinity stockholders, either in the aggregate or on a per-share basis; (5) disruptions to the parties’ businesses as a result of the announcement and pendency of the transaction; (6) changes in general business, industry or economic conditions or competition; (7) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting credit unions, financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (8) adverse changes or conditions in the capital and financial markets; (9) changes in interest rates or credit availability; (10) the adequacy of loan loss reserves and changes in loan default and charge-off rates; (11) increased competition and its effect on pricing, spending, third-party relationships and revenues; (12) unanticipated regulatory or judicial proceedings and liabilities and other costs; (13) changes in the cost of funds, demand for loan products or demand for financial services; and (14) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and APCU and Affinity undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Item 9.01 Financial Statements and Exhibits
Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFINITY BANCSHARES, INC.

DATE: October 29, 2024	By:	/s/ Brandi Pajot
Brandi Pajot
Senior Vice President and Chief Financial Officer